UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2007

ONE LIBERTY PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2007, Patrick J. Callan, Jr., the President of One Liberty Properties, Inc. (the “Company”), was elected by the Board of Directors as the Chief Executive Officer of the Company effective as of January 1, 2008, and Lawrence G. Ricketts, Jr., the Executive Vice President of the Company, was elected by the Board of Directors as the Chief Operating Officer of the Company effective as of January 1, 2008. Fredric H. Gould, who has been the Chairman of the Board of Directors since 1989 and has served as the Company’s Chief Executive Officer since July 2005, will remain the Chairman of the Board of Directors.

Mr. Callan, 45, has served as the President of the Company since January 2006 and a member of the Board of Directors since June 2002. From March 2004 to December 2005, Mr. Callan was a Senior Vice President of First Washington Realty, a privately owned real estate investment, advisory and management company. For approximately 17 years prior to joining First Washington, Mr. Callan was employed by Kimco Realty Corporation, a publically traded real estate investment trust, where he served in various capacities, including Director of Real Estate and Vice President.

Mr. Ricketts, 31, has served as the Executive Vice President of the Company since June 2006, a Vice President of the Company since December 1999, and has been employed by the Company since January 1999.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In order to comply with the New York Stock Exchange’s requirement that all listed companies become “DRS Eligible” by January 1, 2008, on December 10, 2007, the Board of Directors of One Liberty Properties, Inc. (the “Company”) amended Sections 1 and 5 of Article VI of its by-laws to provide for the use of uncertificated shares which will permit book entry ownership of the Company’s capital stock. As amended, the by-laws now permit the Company to issue certificated or uncertificated shares. The foregoing description of the by-laws is qualified in its entirety by reference to the copy of the by- laws attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

3.1	By-laws as amended through December 10, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: December 10, 2007
By:  /s/ Simeon Brinberg

Name:  Simeon Brinberg
Title:    Senior Vice President